UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2008

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 22, 2008, Wits Basin Precious Minerals Inc. (the “Registrant”) entered into a financing arrangement with London Mining, Plc, a United Kingdom corporation (“LM”), pursuant to which the Registrant issued to LM a Convertible Promissory Note in the principal amount of $1,000,000 (the “Note”). The Note is convertible at the option of LM at any time into shares of Registrant’s common stock at a conversion price of $0.20 per share (as appropriately adjusted for any splits, combinations or like events relating to the common stock). The Registrant’s obligations under the Note are unsecured and the Note accrues interest at a rate of 8% per annum with such interest payable with the principal balance on the earlier of (i) the closing of the acquisition of Nanjing Sudan Mining Co. Ltd., Maanshan Zhaoyuan Mining Co. Ltd., Maanshan Xiaonanshan Mining Co. Ltd., and their related assets (collectively, the “PRC Properties”) or (ii) August 22, 2009. The Registrant disclosed the details of the acquisition of the PRC Properties in a Current Report on Form 8-K filed on August 22, 2008, which is incorporated by reference herein.

On August 27, 2008, the Registrant received an initial $500,000 advance under the Note. The Registrant is entitled to request a further advance of up to $500,000 under the Note (1) provided the initial advance has been fully expensed relating to the due diligence of the PRC Properties (as contemplated and permitted by a letter of intent between LM and the Registrant executed on August 18, 2008) and then (2) the Registrant’s requirement to deliver a written notice to LM for an additional advance, which LM has 10 business days to respond.

A copy of the Note is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Attached hereto as Exhibit 99.1 is a press release filed by the Registrant on August 22, 2008 with respect to the August 18, 2008 letter of intent, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Convertible Promissory Note of Wits Basin Precious Minerals Inc., dated as of August 22, 2008 in the principal amount of $1,000,000 issued in favor of London Mining, Plc.
99.1	Press Release dated August 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: August 29, 2008	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer